IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000091412105001150/0000914121-05-
001150.txt

TERM SHEET DISCLAIMER
This material was prepared by sales, trading or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material was prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.
The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to by of any offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, the securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent financial advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

PPC 100 to Call
Advance % of PI% = 100
Recovery Months After Default = 12
CDR where NAS expericences first principal writedown

                                       CDR    Total Deal Collat Loss
30% Loss Severity                      14.8            16,524,220.88
20% Loss Severity                      26.6            16,008,208.61

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000091412105001150/0000914121-05-
001150.txt

TERM SHEET DISCLAIMER
This material was prepared by sales, trading or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material was prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein. The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to by of any offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, the securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent financial advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. According, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

TERM SHEET DISCLAIMER
This material was prepared by sales, trading or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material was prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein. The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to by of any offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, the securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent financial advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. According, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.



MSM 2006-7 FOC Tail FINAL - Price/Yield - A3

                Balance   $7,292,000.00            Delay             24            WAC        7.31006             WAM   349
                Coupon          6.23850            Dated     05/01/2006            NET        7.06006            WALA     3
                Settle       05/31/2006    First Payment     06/25/2006

                Price                 1                2              3              4              5               6
                                  Yield            Yield          Yield          Yield          Yield           Yield
                 99-12             6.34             6.35           6.36           6.38           6.41            6.44
                 99-16             6.33             6.33           6.33           6.34           6.35            6.36
                 99-20             6.31             6.31           6.31           6.30           6.29            6.28
                 99-24             6.30             6.30           6.28           6.26           6.23            6.20
                 99-28             6.29             6.28           6.26           6.22           6.17            6.12
                100-00             6.27             6.26           6.24           6.19           6.11            6.05
                100-04             6.26             6.24           6.21           6.15           6.05            5.97
                100-08             6.25             6.23           6.19           6.11           5.99            5.89
                100-12             6.23             6.21           6.16           6.07           5.93            5.81
                100-16             6.22             6.19           6.14           6.03           5.87            5.73
                100-20             6.21             6.18           6.12           5.99           5.81            5.65

 Spread @ Center Price         59.84015         65.87816       72.58526       75.49439       70.05730        63.17028
                   WAL            14.81            10.23           6.48           3.70           2.29            1.71
              Mod Durn            9.404            7.352          5.182          3.212          2.078           1.575
      Principal Window    01/20 - 06/22    07/15 - 09/17  03/12 - 01/14  10/09 - 06/10  07/08 - 10/08   12/07 - 03/08

             LIBOR_1MO           5.1016           5.1016         5.1016         5.1016         5.1016          5.1016
                Prepay           10 CPR           15 CPR         20 CPR         30 CPR         40 CPR          50 CPR
            No Prepays
 Lockout and Penalties          Include          Include         Include       Include         Include        Include
                              Penalties        Penalties       Penalties     Penalties       Penalties      Penalties
Prepay Penalty Haircut               25               25              25            25              25             25
   Optional Redemption         Call (Y)         Call (Y)        Call (Y)      Call (Y)        Call (Y)       Call (Y)


Swap Curve Mat     1MO    2MO    3MO    4MO    5MO    6MO    7MO    8MO    9MO   10MO   11MO    1YR    2YR    3YR    4YR    5YR
           Yld  5.0968 5.1553 5.2137 5.2701 5.2957 5.3248 5.3520 5.3692 5.3883 5.4047 5.4170 5.4235 5.4100 5.4152 5.4372 5.4666

Swap Curve Mat     6YR    7YR    8YR    9YR   10YR   11YR   12YR   15YR   20YR   25YR   30YR
           Yld  5.4978 5.5248 5.5501 5.5743 5.5977 5.6187 5.6400 5.6782 5.7103 5.7150 4.9500

TERM SHEET DISCLAIMER
This material was prepared by sales, trading or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material was prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein. The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to by of any offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, the securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent financial advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. According, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.



MSM 2006-7 FOC Tail FINAL - Price/Yield - A4

                Balance  $18,787,000.00            Delay             24              WAC         7.31006              WAM  349
                Coupon          6.37520            Dated     05/01/2006              NET         7.06006             WALA    3
                Settle       05/31/2006    First Payment     06/25/2006

                 Price                1                2               3               4               5                6
                                  Yield            Yield           Yield           Yield           Yield            Yield
                 99-12             6.48             6.48            6.49            6.50            6.53             6.55
                 99-16             6.47             6.47            6.47            6.47            6.48             6.49
                 99-20             6.45             6.45            6.45            6.45            6.44             6.43
                 99-24             6.44             6.44            6.43            6.42            6.39             6.36
                 99-28             6.43             6.42            6.41            6.39            6.35             6.30
                100-00             6.42             6.41            6.40            6.36            6.30             6.23
                100-04             6.41             6.39            6.38            6.33            6.26             6.17
                100-08             6.39             6.38            6.36            6.30            6.21             6.10
                100-12             6.38             6.36            6.34            6.28            6.17             6.04
                100-16             6.37             6.35            6.33            6.25            6.12             5.98
                100-20             6.36             6.34            6.31            6.22            6.08             5.91

 Spread @ Center Price         72.16470         75.81964        80.93185        88.17247        88.22331         82.11639
                   WAL            17.80            12.82            9.57            5.39            3.16             2.13
              Mod Durn           10.355            8.514           6.960           4.418           2.770            1.932
      Principal Window    06/22 - 06/24    09/17 - 06/19   01/14 - 04/16   06/10 - 09/12   10/08 - 11/10    03/08 - 11/08

             LIBOR_1MO           5.1016           5.1016          5.1016          5.1016          5.1016           5.1016
                Prepay           10 CPR           15 CPR          20 CPR          30 CPR          40 CPR           50 CPR
            No Prepays
 Lockout and Penalties          Include          Include         Include         Include         Include          Include
                              Penalties        Penalties       Penalties       Penalties       Penalties        Penalties
Prepay Penalty Haircut               25               25              25              25              25               25
   Optional Redemption         Call (Y)         Call (Y)        Call (Y)        Call (Y)        Call (Y)         Call (Y)


Swap Curve Mat    1MO    2MO    3MO    4MO    5MO    6MO    7MO    8MO    9MO   10MO   11MO    1YR    2YR    3YR    4YR    5YR
           Yld 5.0968 5.1553 5.2137 5.2701 5.2957 5.3248 5.3520 5.3692 5.3883 5.4047 5.4170 5.4235 5.4100 5.4152 5.4372 5.4666

Swap Curve Mat    6YR    7YR    8YR    9YR   10YR   11YR   12YR   15YR   20YR   25YR   30YR
           Yld 5.4978 5.5248 5.5501 5.5743 5.5977 5.6187 5.6400 5.6782 5.7103 5.7150 4.9500

MSM 2006-7 FOC Tail FINAL - Price/Yield - NAS

               Balance   $15,413,000.00            Delay              24             WAC         7.31006              WAM
                Coupon          6.06242            Dated      05/01/2006             NET         7.06006             WALA
                Settle       05/31/2006    First Payment      06/25/2006

                 Price                1                2               3               4               5                6
                                  Yield            Yield           Yield           Yield           Yield            Yield
                 99-12             6.17             6.18            6.18            6.18            6.19             6.22
                 99-16             6.15             6.15            6.15            6.16            6.16             6.17
                 99-20             6.13             6.13            6.13            6.13            6.13             6.12
                 99-24             6.11             6.11            6.11            6.10            6.09             6.08
                 99-28             6.09             6.09            6.08            6.08            6.06             6.03
                100-00             6.07             6.07            6.06            6.05            6.03             5.98
                100-04             6.05             6.04            6.04            6.02            5.99             5.93
                100-08             6.03             6.02            6.02            5.99            5.96             5.89
                100-12             6.01             6.00            5.99            5.97            5.93             5.84
                100-16             5.99             5.98            5.97            5.94            5.90             5.79
                100-20             5.97             5.96            5.95            5.91            5.86             5.75

 Spread @ Center Price         51.31052         53.03379        54.11977        56.24811        57.86327         56.59690
                   WAL             8.38             7.44            6.83            5.62            4.41             2.98
              Mod Durn            6.252            5.733           5.377           4.619           3.767            2.652
      Principal Window    06/09 - 06/24    06/09 - 06/19   06/09 - 04/16   09/09 - 09/12   01/10 - 11/10    11/08 - 09/09

             LIBOR_1MO           5.1016           5.1016          5.1016          5.1016          5.1016           5.1016
                Prepay           10 CPR           15 CPR          20 CPR          30 CPR          40 CPR           50 CPR
            No Prepays
                                Include          Include         Include         Include         Include          Include
Lockout and Penalties         Penalties        Penalties       Penalties       Penalties       Penalties        Penalties
Prepay Penalty Haircut               25               25              25              25              25               25
   Optional Redemption         Call (Y)         Call (Y)        Call (Y)        Call (Y)        Call (Y)         Call (Y)

Swap Curve Mat    1MO    2MO    3MO    4MO    5MO    6MO    7MO    8MO    9MO   10MO   11MO    1YR    2YR    3YR    4YR    5YR
           Yld 5.0968 5.1553 5.2137 5.2701 5.2957 5.3248 5.3520 5.3692 5.3883 5.4047 5.4170 5.4235 5.4100 5.4152 5.4372 5.4666


Swap Curve Mat    6YR    7YR    8YR    9YR   10YR   11YR   12YR   15YR   20YR   25YR   30YR
           Yld 5.4978 5.5248 5.5501 5.5743 5.5977 5.6187 5.6400 5.6782 5.7103 5.7150 4.9500


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